EXHIBIT 99.1

Bone Care International, Inc. Reports Fourth Quarter
FY 2004 Financial Results

—Quarterly Sales of Hectorol® Reach Record $14.7 Million—
—Second Consecutive Quarter of Profitability—
—Annual Sales of $43.6 Million Exceed Guidance—
—Fiscal 2005 Annual Revenue Guidance of $71 — $76 Million—

     Middleton, Wisconsin, August 2, 2004 – Bone Care International, Inc. (Nasdaq: BCII) today announced financial results for the fourth fiscal quarter and for the year ended June 30, 2004. For the fourth quarter, the Company reported record quarterly sales for Hectorol® (doxercalciferol) of $14.7 million, which represented an increase of $7.5 million, or 103 percent, from the fourth fiscal quarter of 2003 and an increase of 27 percent from the third fiscal quarter of 2004. Sales for the fiscal year ended June 30, 2004 were $43.6 million, an increase of $24.1 million, or 123 percent, from the fiscal year ended June 30, 2003.

     The Company achieved its second consecutive quarter of profitability. Net profit for the fourth fiscal quarter of 2004 was $0.8 million, or $0.04 per common share (diluted), compared with a net loss for the fourth fiscal quarter of 2003 of $1.3 million, or $0.09 per common share. The net profit for the fourth fiscal quarter represented an increase of $0.5 million, or 150 percent, from the third fiscal quarter. For fiscal year 2004, the net loss was $1.5 million, or $0.10 per common share, compared with a net loss of $11.7 million, or $0.82 per common share, for fiscal year 2003. During the fourth fiscal quarter of 2004 the Company completed the issuance of five million common shares with net proceeds to the Company of $101.4 million. The Company ended fiscal year 2004 with a total of $114.0 million in cash and short-term investments.

     “We continued to drive significant revenue growth of Hectorol® in our fourth quarter and achieved key corporate objectives which position the Company well for continued growth into the future,” said Paul L. Berns, President and Chief Executive Officer of Bone Care International. “We have expanded the market potential for the Hectorol® brand by obtaining FDA approval for Hectorol® (doxercalciferol) 0.5 mcg Capsules for the treatment of secondary hyperparathyroidism (SHPT) in chronic kidney disease (CKD) patients (Stages 3 and 4) prior to dialysis and have added a co-promotion partner, Cardinal Health, Inc., to assist with the targeted launch and promotion of Hectorol® 0.5 mcg Capsules to nephrologists. We also improved our financial position through the execution of the common stock public offering, which strengthened our balance sheet positioning us to capitalize on strategic business opportunities. Our strong performance in the fourth quarter reflects the outstanding efforts of our employees and their commitment to patients.”

     Fourth quarter and subsequent highlights:

•	Successfully completed a common stock offering of five million shares, resulting in net proceeds to the Company of $101.4 million.

•	Entered into a strategic partnership with Cardinal Health to co-promote Hectorol® 0.5 mcg Capsules to nephrologists for the treatment of SHPT in CKD patients (Stages 3

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and 4) prior to dialysis. In late April, the FDA approved this new indication which could address an unmet medical need among an estimated 8.1 million Stage 3 and 400,000 Stage 4 CKD patients.

•	Presented pivotal Phase III pre-dialysis study results supporting the approval of the new indication for Hectorol® 0.5 mcg Capsules at the National Kidney Foundation 2004 Clinical Meetings in May. The results were also published in the May 2004 issue of the American Journal of Kidney Disease.

     “Bone Care International’s achievements during the past year have laid the foundation for continued growth and development in fiscal 2005. We will continue to invest across our key strategic growth drivers to advance our commercial and R&D efforts,” concluded Mr. Berns. In addition to the fourth quarter highlights, the following summarizes the Company’s major accomplishments in 2004:

•	Record annual sales of $43.6 million.

•	Four quarters of consecutive quarter over quarter double – digit sales growth.

•	Achieved quarterly operating profitability for the first time. The Company achieved profitability in the third quarter, one quarter in advance of its expectations, and increased profitability in the fourth quarter.

•	Successfully contracted with all of the top ten chains and large group purchasing organizations (GPOs) and established stronger relationships with these key customers.

•	Submitted an Investigational New Drug application (IND) for LR-103 in oncology patients and initiated the Phase I clinical program. The Company continued to establish clinical research collaborations with national dialysis provider groups to conduct studies to further reinforce Hectorol’s® unique profile and clinical utility.

•	Appointed two new independent directors to the Board of Directors bringing the Company’s independent directors to six of the eight board members.

     The Company is providing guidance for fiscal year 2005 sales of Hectorol® in the range of $71 to $76 million and expects to maintain profitability in each quarter of fiscal 2005.

     Management will host a conference call on Tuesday, August 3, 2004, at 9:00 a.m. CDT. The toll-free number within North America is (888) 694-4728; the dial-in number for international participants is (973) 935-8513. The call is available for playback until midnight on August 6, 2004 at (877) 519-4471 within North America and at (973) 341-3080 for international callers. The playback pass code is 4943606. The call can also be accessed via webcast and will be archived for playback at www.bonecare.com/conferencecall.

     Bone Care International (www.bonecare.com) is a specialty pharmaceutical company engaged in the discovery, development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. Our current commercial and therapeutic focus is in nephrology, utilizing Hectorol® (doxercalciferol), our novel vitamin D hormone therapy, to treat secondary hyperparathyroidism in patients with moderate to severe chronic kidney disease and end-stage renal disease. In addition to chronic kidney disease, the Company is developing vitamin D hormone therapies to treat hyperproliferative disorders such as cancer and psoriasis.

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Contacts:

Rx Communications Group, LLC	Bone Care International, Inc.
Melody A. Carey (Investors)	Brian J. Hayden
(917) 322-2571	Chief Financial Officer
Tony Loke (Media)	(608) 662-7800
(917) 322-2164

This press release contains forward-looking statements. Statements relating to future sales, costs of sales, other expenses, profitability, financial resources, or products and production schedules, or statements that predict or indicate future events and trends and which do not relate solely to historical matters identify forward-looking statements. Forward-looking statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are based on management’s current plans and expectations as well as assumptions made by and information currently available to management. Accordingly, the Company’s actual results may differ materially from those expressed or implied in such forward-looking statements due to known and unknown risks and uncertainties that exist in the Company’s operations and business environment, including, among other factors, the ability of the Company and each of its suppliers of doxercalciferol, Hectorol® Injection and Hectorol® Capsules to meet the Company’s anticipated production schedules, technical risks associated with the development of new products, regulatory policies in the United States and other countries, risks associated with our ability to avoid or minimize delays in/or interruption of the manufacture and supply of our products, including the approvals of regulatory authorities in connection therewith, reimbursement policies of public and private health care payors, introduction and acceptance of new drug therapies, competition from existing products and from new products or technologies, the failure by the Company to produce anticipated cost savings or improve productivity, the timing and magnitude of capital expenditures and acquisitions, economic and market conditions in the United States, Europe and the rest of the world, and other risks associated with the Company’s operations, including those identified from time to time in our public filings. The Company disclaims any obligation to update any such factors or to publicly announce any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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BONE CARE INTERNATIONAL, INC.
CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended,		For the Twelve Months Ended,
	June 30,	June 30,	June 30,	June 30,
	2004	2003	2004	2003
PRODUCT SALES	$14,746,778	$7,279,839	$43,604,628	$19,518,274
COST AND OPERATING EXPENSES:
Cost of product sales	3,682,434	2,486,557	11,459,960	6,983,175
Research and development	3,050,945	1,586,617	9,107,472	6,670,031
Selling, general and administrative	7,402,001	4,595,362	24,833,152	18,117,436

	14,135,380	8,668,536	45,400,584	31,770,642

Profit (loss) from Operations	611,398	(1,388,697)	(1,795,956)	(12,252,368)
INTEREST INCOME, net	145,386	94,316	274,795	574,395

NET PROFIT (LOSS)	$756,784	$(1,294,381)	$(1,521,161)	$(11,677,973)

Earnings (loss) per share:
Basic	$0.05	$(0.09)	$(0.10)	$(0.82)
Diluted	$0.04	$(0.09)	$(0.10)	$(0.82)
Shares used in calculation of earnings (loss) per share:
Basic	16,616,325	14,215,846	14,868,525	14,174,594
Diluted	17,944,863	14,215,846	14,868,525	14,174,594

Certain prior period amounts in the financial statements have been reclassified to conform to the fiscal 2004 presentation.

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BONE CARE INTERNATIONAL, INC.
CONDENSED BALANCE SHEETS

(Unaudited)

	June 30, 2004	June 30, 2003
ASSETS
CURRENT ASSETS
Cash, cash equivalents and marketable securities	$114,102,369	$16,690,044
Accounts receivable, net	4,732,698	2,814,753
Inventory	6,785,288	2,080,604
Other current assets	2,336,362	778,725

Total current assets	127,956,717	22,364,126
LONG-TERM SECURITIES	908,376	913,401
OTHER ASSETS	3,670,848	3,570,835

	$132,535,941	$26,848,362

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES	$10,697,044	$5,755,890
LONG-TERM LIABILITIES	100,388	649,880
SHAREHOLDERS’ EQUITY
Common stock	176,457,879	73,640,801
Accumulated deficit	(54,719,370)	(53,198,209)

Total shareholders’ equity	121,738,509	20,442,592

	$132,535,941	$26,848,362

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